                                                                    EXHIBIT 12.1

Paracelsus Utah Facilities and IASIS
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)
(Dollars in thousands)

                                                                     Paracelsus Utah Facilities
                                         -------------------------------------------------------------------------------------
                                         Period from Date
                                         of Acquisition Through    Year Ended           Year Ended           Nine Months Ended
                                         December 31, 1996         December 31, 1997    December 31, 1998    September 30, 1998
                                         ----------------------    -----------------    ------------------   ------------------
Earnings
  Income (loss) from continuing
  operations before minority
  interests and income taxes                  (103,257)                  3,750                 3,548               3,600
Fixed charges                                   10,693                  25,883                20,977              16,384
Less interest capitalized                           --                      --                    --                  --
                                               -------                  ------                ------              ------
                                               (92,564)                 29,633                24,525              19,984

Fixed charges
  Interest charged to expense                    8,465                  22,097                17,088              13,426
  Amortization of deferred financing
    costs                                           --                      --                    --                  --
  Interest capitalized                              --                      --                    --                  --
  Interest portion of rental expense             2,228                   3,786                 3,889               2,958
                                               -------                  ------                ------              ------
Fixed charges                                   10,693                  25,883                20,977              16,384
                                               -------                  ------                ------              ------
Ratio of earnings to fixed charges                  --                     1.1                   1.2                 1.2
                                               =======                  ======                ======              ======




                                         Paracelsus Utah
                                            Facilities                           IASIS
                                         ------------------      ---------------------------------------
                                         Nine Months Ended       Three Months Ended   Three Months Ended
                                         September 30, 1999       December 31, 1998    December 31, 1999
                                         ------------------      ------------------   ------------------
Earnings
  Income (loss) from continuing
  operations before minority
  interests and income taxes                       910                (52)                (1,617)
Fixed charges                                   10,340              4,593                 17,377
Less interest capitalized                          218                 --                     --
                                               -------              -----                 ------
                                                11,468              4,541                 15,760

Fixed charges
  Interest charged to expense                    7,304              3,662                 14,375
  Amortization of deferred financing
   costs                                            --                 --                    525
  Interest capitalized                             218                 --                     --
  Interest portion of rental expense             2,818                931                  2,477
                                               -------              -----                 ------
Fixed charges                                   10,340              4,593                 17,377
                                               -------              -----                 ------
Ratio of earnings to fixed charges                 1.1                 --                     --
                                               =======              =====                 ======